UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

LIVERAMP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	83-1269307
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

225 Bush Street, Seventeenth Floor

San Francisco, CA 94104

(866) 352-3267

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

DATAFLEETS, LTD. 2019 EQUITY INCENTIVE PLAN

(Full title of the plans)

Jerry C. Jones

Chief Ethics and Legal Officer, Executive Vice President

LiveRamp Holdings, Inc.

225 Bush Street, Seventeenth Floor

San Francisco, CA 94104

(866) 352-3267

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher M. Bartoli

Baker & McKenzie LLP

300 East Randolph Street, Suite 5000

Chicago, IL 60601

(312) 861—8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, $0.10 par value, to be issued pursuant to outstanding awards under the terms of the DataFleets, Ltd. 2019 Equity Incentive Plan (4)	42,154	$51.49	$2,170,509.46	$236.80

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (“Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock that become issuable under the DataFleets, Ltd. 2019 Equity Incentive Plan (the “Plan”), as described herein, by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the registrant’s receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)

Estimated in accordance with paragraph (c) of Rule 457 of the Securities Act, solely for the purpose of calculating the registration fee based upon the average of the high ($52.73) and low ($50.24) prices of the Common Stock on March 9, 2021, as reported on the New York Stock Exchange.

(3)

The amount of the registration fee was calculated pursuant to Section 6(b) of the Securities Act, which provides that the fee shall be $.0001091 multiplied by the maximum aggregate price at which such securities are proposed to be offered.

(4)

Pursuant to the merger agreement, dated as of February 7, 2021 (the “Merger Agreement”) by and among LiveRamp, Inc. (“LiveRamp”), Denali Merger Sub, Inc., DataFleets, Ltd. (“DataFleets”), and Fortis Advisors LLC, as the Stockholder Representative, upon the closing of the transaction contemplated by the Merger Agreement on February 17, 2021 (the “Merger”), certain outstanding unvested stock options to purchase shares of DataFleets common stock granted under the Plan were assumed and converted into stock options to purchase shares of common stock of LiveRamp Holdings, Inc. (the “Registrant”), subject to appropriate adjustments to the number of shares and the exercise price of each such option, as well as continued vesting, exercisability and other terms and conditions. The Registrant’s assumption of the unvested stock options pursuant to the Merger resulted in stock options to purchase a total of 42,154 shares of the Registrant’s common stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents and information previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference in this registration statement.

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the Commission on May 26, 2020;

(b)

The Registrant’s Quarterly Reports on Form 10-Q for its fiscal quarters ended June 30, 2020, September 30, 2020 and December  31, 2020, filed with the Commission on August  10, 2020, November  9, 2020 and February 8, 2021, respectively;

(c)

The Registrant’s Current Reports on Form 8-K filed with the Commission on May 21, 2020 (only with respect to the Current Report on Form 8-K filed on such date providing disclosure under Item 5.02 thereof), June 29, 2020, August  13, 2020, November 9, 2020 (only with respect to the Current Report on Form 8-K filed on such date providing disclosure under Items 5.02 and 8.01 thereof), November  16, 2020, February  9, 2021 and February 9, 2021; and

(d)

The description of the Registrant’s common stock contained in Exhibit 4.1 of its Annual Report on Form 10-K for the fiscal year ended March 31, 2019, together with any amendments or reports filed with the Commission for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this registration statement.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modified or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation includes a provision eliminating, to the fullest extent permitted by the DGCL, the liability of the Registrant’s directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 145(a) of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his or her conduct was unlawful. The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

In accordance with Section 145(a) of the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against liability they may incur in their capacities as such and to the extent authorized by Delaware corporate law.

Pursuant to the Registrant’s Amended and Restated Bylaws, the Registrant may maintain directors’ and officers’ insurance on behalf of the directors and officers of the Registrant and those serving at the request of the Registrant as a director, officer, employee or agent of another enterprise, against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to Delaware law. The Registrant currently has in effect directors’ and officers’ liability insurance and fiduciary liability insurance.

In addition, the Registrant has entered into separate indemnification agreements with certain of its current and former directors and executive officers. The indemnification agreements provide generally that the Registrant will indemnify and advance expenses to the fullest extent permitted by applicable law. Each director and executive officer party to an indemnification agreement is entitled to be indemnified against all expenses, judgments, penalties and amounts paid in settlement actually and reasonably incurred.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of LiveRamp Holdings, Inc.	8-K	10/1/2018

4.2	Amended and Restated Bylaws of LiveRamp Holdings, Inc.	8-K	10/1/2018

5.1	Opinion of Baker & McKenzie LLP			X

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm			X

23.2	Consent of Baker & McKenzie LLP (contained in Exhibit 5.1)			X

24.1	Power of attorney			X

99.1	DataFleets, Ltd. 2019 Equity Incentive Plan			X

99.2	Amendment to the DataFleets, Ltd. 2019 Equity Incentive Plan			X

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 15th day of March, 2021.

LIVERAMP HOLDINGS, INC.

By:	/s/ Jerry C. Jones
Name: Jerry C. Jones
Title: Chief Ethics and Legal Officer, Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, as of March 15, 2021:

Signed:	/s/ John L. Battelle
Name:	JOHN L. BATTELLE, Director

Signed:	/s/ Timothy R. Cadogan
Name:	TIMOTHY R. CADOGAN, Director

Signed:	/s/ Vivian Chow
Name:	VIVIAN CHOW, Director

Signed:	/s/ Richard P. Fox
Name:	RICHARD P. FOX, Director

Signed:	/s/ William J. Henderson
Name:	WILLIAM J. HENDERSON, Director

Signed:	/s/ Scott E. Howe
Name:	SCOTT E. HOWE, Director and Chief Executive Officer (principal executive officer)

Signed:	/s/ Clark M. Kokich
Name:	CLARK M. KOKICH, Director

Signed:	/s/ Debora B. Tomlin
Name:	DEBORA B. TOMLIN, Director

Signed:	/s/ Kamakshi Sivaramakrishnan
Name:	KAMAKSHI SIVARAMAKRISHNAN, Director

Signed:	/s/ Warren C. Jenson
Name:	WARREN C. JENSON, President, Chief Financial Officer and Executive Managing Director of International (principal financial and accounting officer)